Exhibit 16.1

August 30, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:    Kraig Biocraft Laboratories, Inc.

File Ref. No. 333-146316

We have read the statements of Kraig Biocraft Laboratories, Inc. pertaining to our firm included under Item 4.01 of Form 8-K/A dated August 12, 2010 and agree with such statements as they pertain to our firm.

Regards,

Date	By:	/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.corn